Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have issued our report dated February 26, 2015, with respect to the consolidated financial statements and internal control over financial reporting in the Annual Report on Form 10-K for the year ended December 31, 2014 of Westwood Holdings Group, Inc., which is incorporated by reference in this Registration Statement. We consent to the incorporation by reference in the Registration Statement of the aforementioned report.

/s/ Grant Thornton LLP

Dallas, Texas

April 29, 2015